Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 13, 2004

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 4.01. Changes in Registrant's Certifying Accountants

On September 13, 2004 KPMG LLP, which was previously the principal accountants for Inter Parfums, Inc., resigned as the principal accountants. This decision to change accountants was communicated to the audit committee of Inter Parfums, Inc.

In connection with the audit of fiscal year ended December 31, 2003, and the subsequent interim period through September 13, 2004, there were no reportable events and there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit report of KPMG LLP on the consolidated financial statements of Inter Parfums, Inc. and subsidiaries as of and for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

            The following is filed with this report.

            Exhibit 16.       Letter of KPMG LLP dated September 15, 2004

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 17, 2004

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President

Exhibit 16

September 15, 2004

Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Inter Parfums, Inc. and subsidiaries and, under the date of March 30, 2004, we reported on the consolidated financial statements of Inter Parfums, Inc. and subsidiaries as of and for the year ended December 31, 2003.  On September 13, 2004, we resigned.  We have read Inter Parfums, Inc.'s statements included under Item 4 of its Form 8-K dated September 13, 2004, and we agree with such statements.

Very truly yours,

/s/ KPMG LLP